UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.                 )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

GREAT-WEST FUNDS, INC.

(Name of Registrant as Specified in its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Great-West Core Bond Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Great-West Core Bond Fund (the “Fund”). We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Great-West Capital Management, LLC (“GWCM”) is the investment adviser to Great-West Funds, Inc. (“Great-West Funds”), including the Fund. GWCM provides investment advisory, fund operations, and accounting services to Great-West Funds. GWCM, at its own expense, may select and contract with sub-advisers to manage investments of one or more of the series of Great-West Funds.

Great-West Funds operates under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits GWCM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Great-West Funds (“Board”) must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Effective July 9, 2021, Goldman Sachs Asset Management, L.P. (“GSAM”) joined Wellington Management Company LLP (“Wellington”) as a sub-adviser of the Fund. At a meeting held on June 9-10, 2021, the Board, including a majority of the directors who are not “interested persons” of Great-West Funds or GWCM, as defined in the Investment Company Act of 1940, as amended, unanimously approved the investment sub-advisory agreement, as amended, between Great-West Funds, GWCM and GSAM (the “GSAM Sub-Advisory Agreement”), with respect to the Fund.

Each sub-adviser is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GWCM and overseen by the Board. The addition of GSAM as sub-adviser does not change the Fund’s fees and expenses because GWCM pays GSAM’s fees from the management fees the Fund already pays GWCM. Additional information about GWCM, GSAM, the GSAM Sub-Advisory Agreement and the Board’s approval of the GSAM Sub-Advisory Agreement is contained in the Information Statement.

We will mail this Important Notice of Internet Availability of Information Statement on or about October 7, 2021. This Information Statement will be available at www.greatwestinvestments.com until January 5, 2022. You may also obtain a paper or email copy of this information statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholder,

We are writing to inform you of a recent sub-adviser change to the Great-West Core Bond Fund (the “Fund”), a series of Great-West Funds, Inc. (“Great-West Funds”). Effective July 9, 2021, Goldman Sachs Asset Management, L.P. (“GSAM”) joined Wellington Management Company LLP (“Wellington”) as a sub-adviser of the Fund. At a meeting held on June 9-10, 2021, the Board, including a majority of the directors who are not “interested persons” of Great-West Funds or GWCM, as defined in the Investment Company Act of 1940, as amended, unanimously approved the investment sub-advisory agreement, as amended, between Great-West Funds, GWCM and GSAM (the “GSAM Sub-Advisory Agreement”), with respect to the Fund.

Great-West Funds operates under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits GWCM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Please read the enclosed information statement carefully because it describes the Fund’s investment management structure, the GSAM Sub-Advisory Agreement, background information about GSAM, factors that the Board considered in approving the GSAM Sub-Advisory Agreement and other important information.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to contact Great-West Funds at (866) 831-7129. We thank you for your continued support and investments.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Jonathan D. Kreider
President & Chief Executive Officer
Great-West Funds, Inc.

GREAT-WEST FUNDS, INC.

Great-West Core Bond Fund

Executive Offices & Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Great-West Core Bond Fund (the “Fund”), that effective July 9, 2021, Goldman Sachs Asset Management, L.P. (“GSAM”) joined Wellington Management Company LLP (“Wellington”) as a sub-adviser of the Fund.

Great-West Capital Management, LLC (“GWCM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Great-West Funds, Inc. (“Great-West Funds”), including the Fund. GWCM provides investment advisory, fund operations, and accounting services to Great-West Funds. GWCM, at its own expense, may select and contract with sub-advisers to manage investments of one or more of the series of Great-West Funds.

Great-West Funds operates under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits GWCM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Great-West Funds (“Board”) must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

At a meeting held on June 9-10, 2021, the Board, including a majority of the directors who are not “interested persons” of Great-West Funds or GWCM (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved the investment sub-advisory agreement, as amended, between Great-West Funds, GWCM and GSAM (the “GSAM Sub-Advisory Agreement”), with respect to the Fund.

Each sub-adviser is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GWCM and overseen by the Board. The addition of GSAM as sub-adviser does not change the Fund’s fees and expenses because GWCM pays GSAM’s fees from the management fees the Fund already pays GWCM. Additional information about GWCM, GSAM, the GSAM Sub-Advisory Agreement and the Board’s approval of the GSAM Sub-Advisory Agreement is contained in the Information Statement.

Instead of delivering a paper copy of the Information Statement, Great-West Funds has made the Information Statement available to you online at www.greatwestinvestments.com until January 5, 2022. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129.

Please read this information statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the appointment of GSAM as an additional sub-adviser of the Fund, Wellington joined Federated Investment Management Company (“Federated”) as a sub-adviser of the Fund pursuant to a sub-advisory agreement effective April 10, 2017, and entered into among GWCM, Great-West Funds on behalf of the Fund, and Wellington (the “Wellington Sub-Advisory Agreement”). Federated was removed as a sub-adviser effective March 31, 2021, at which time Wellington became the sole sub-adviser to the Fund. The Wellington Sub-Advisory Agreement contemplates that GWCM could implement a multi-manager approach to the sub-advisory services to be provided to the Fund. Under this multi-manager approach, each sub-adviser is responsible for the investment and re-investment of the portion of the Fund’s assets allocated to it by GWCM (each portion so allocated, a “Fund Account”), and for making decisions to buy, sell or hold any particular security with respect to its Fund Account.

The Wellington Sub-Advisory Agreement was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2021, in connection with the Board’s annual review and continuance of such agreements. As approved, the Wellington Sub-Advisory Agreement will remain in effect until April 30, 2022 and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors.

For services provided under the Wellington Sub-Advisory Agreement, GWCM pays Wellington a fee computed daily and paid monthly at the annual rate of 0.15% of the average daily net asset value on the first $100 million of the Fund’s assets allocated to Wellington (the “Wellington Fund Account”), 0.12% on the next $150 million of the Wellington Fund Account and 0.10% on all assets over $250 million of the Wellington Fund Account.

During the fiscal year ended December 31, 2020, GWCM paid Wellington $282,577 for its sub-advisory services to the Fund pursuant to the Wellington Sub-Advisory Agreement.

THE GWCM INVESTMENT ADVISORY AGREEMENT

GWCM is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). GWCM is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company (“GWL&A”), which is a wholly-owned subsidiary of GWL&A Financial, Inc., a Delaware holding company. GWL&A Financial, Inc. is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the United States and Europe, and a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “GWCM Investment Advisory Agreement”), GWCM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies, and limitations.

GWCM has also contracted to perform, or supervise the performance of, Great-West Funds’ fund operations and accounting services in connection with the management of Great-West Funds, including the Fund, and all financial reporting for Great-West Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Great-West Funds; providing such administrative and clerical functions as are necessary to provide effective administration of the Great-West Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Great-West Funds; providing Great-West Funds with adequate office space and related services necessary for its operations (excluding recordkeeping and other administrative services provided to shareholders of Great-West Funds).

The GWCM Investment Advisory Agreement became effective on May 1, 2017 and was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2021, in connection with the Board’s annual review and continuance of such agreement. As approved, the GWCM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2022, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the GWCM Investment Advisory Agreement will only become effective with respect to the Fund upon approval by vote of a majority of the outstanding voting securities of the Fund. The GWCM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by GWCM, each on 60 days’ notice to the other party.

For services provided under the GWCM Investment Advisory Agreement, the Fund pays GWCM a management fee of 0.32% of the Fund’s average daily net assets. During the fiscal year ended December 31, 2020, Great-West Funds paid GWCM $1,488,069 for its services to the Fund pursuant to the GWCM Investment Advisory Agreement.

THE SUB-ADVISORY AGREEMENT WITH GSAM

The GSAM Sub-Advisory Agreement among GWCM, Great West Funds on behalf of the Fund, and GSAM became effective on July 9, 2021. The GSAM Sub-Advisory Agreement was unanimously approved at a meeting held on June 9-10, 2021 by the Board (including a majority of the Independent Directors). As approved, the GSAM Sub-Advisory Agreement will remain in effect until April 30, 2022 and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Great-West Funds, GWCM and GSAM.

Similar to the Wellington Sub-Advisory Agreement, the GSAM Sub-Advisory Agreement contemplates a multi-manager approach to the sub-advisory services provided to the Fund. Under this multi-manager approach, each sub-adviser is responsible for the investment and re-investment of its respective Fund Account, and for making decisions to buy, sell or hold any particular security with respect to its Fund Account. GSAM bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

The GSAM Sub-Advisory Agreement provides that GSAM will hold harmless, indemnify and protect Great-West Funds, GWCM and their directors, officers, employees, agents, subsidiaries and affiliates from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (each, a “Loss” and, collectively, the “Losses”) incurred or suffered by Great-West Funds or GWCM as a result of (1) any breach of any representation or warranty, covenant or agreement made herein by GSAM, or (2) the activities (or omissions by GSAM to carry out its obligations hereunder) of GSAM under the GSAM Sub-Advisory Agreement, including the activities (or such omissions) of GSAM’s directors, officers, employees, agents, subsidiaries, affiliates or any person or entity retained by GSAM to perform or assist in the performance of its obligations hereunder; provided, however, that in no event is GSAM’s indemnity in favor of Great-West Funds or GWCM deemed to protect Great-West Funds or GWCM against any liability to which Great-West Funds or GWCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations or duties under the GSAM Sub-Advisory Agreement or the GWCM Investment Advisory Agreement.

For services provided under the GSAM Sub-Advisory Agreement, GWCM pays GSAM a fee computed daily and paid monthly at the annual rate of 0.14% of the average daily net asset value up to and including $100 million of the Fund’s assets allocated to GSAM (the “GSAM Fund Account”), 0.11% on GSAM Fund Account assets on the next $150 million and 0.10% on GSAM Fund Account assets over $250 million.

The GSAM Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by GWCM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by GSAM, in each case on 60 days’ written notice. As required by the 1940 Act, the GSAM Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event that the GWCM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT GSAM

GSAM, a Delaware limited partnership with its principal business address at 200 West Street, New York, New York 10282, is registered as an investment adviser pursuant to the Advisers Act. GSAM is an indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc, and an affiliate of Goldman Sachs & Co. LLC. As of June 30, 2021, GSAM had approximately $2.09 trillion in assets under supervision.

Except as otherwise specified herein, all information about GSAM in this Information Statement has been provided by GSAM.

Board of Directors and Management Team of GSAM

The table below lists the individuals who serve as directors and principal executive officers of GSAM and their principal occupations. The address for all GSAM personnel is 200 West Street, New York, New York 10282.

Name	Title
Julian C. Salisbury	Chief Executive Officer
David S. Plutzer	Chief Legal Officer
Heather M. Kennedy	Chief Operating Officer
Judith Shandling	Chief Compliance Officer

There are no arrangements or understandings made in connection with the GSAM Sub-Advisory Agreement among Great-West Funds, GWCM, and GSAM with respect to the composition of the managers of GWCM or the Board or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by GSAM

GSAM serves as an investment adviser or sub-adviser to other investment companies with investment objectives similar to that of the Fund. The following table provides information about the size and rate of compensation with respect to those other investment companies, which GSAM serves:

Fund	Net Assets as of June 30, 2021	Annual Advisory Fee Rate (as a % of average daily net assets)
Representative Account #1	$85 million	20bps on first $250 million 18bps on next $250 million 12bps on balance above $500 million
Representative Account #2	$592 million	25.5bps on first $50 million 21.25bps on next $50 million 17bps on next $100 million 12.75bps on next $100 million 10.2bps thereafter

GSAM has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for the above-mentioned funds.

BOARD REVIEW AND APPROVAL OF THE AGREEMENT

The Board, including the Independent Directors, at a meeting held on June 9-10, 2021 (the “Meeting”), unanimously approved the GSAM Sub-Advisory Agreement between Great-West Funds, GWCM and GSAM, with respect to the Fund.

Pursuant to the GSAM Sub-Advisory Agreement, GSAM, subject to general supervision and oversight by GWCM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of GSAM’s sleeve of the Fund’s portfolio, which includes making decisions to buy, sell or hold any particular security.

In approving the GSAM Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the GSAM Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each director’s business judgment after a comprehensive consideration of the information as a whole. Individual directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

Based upon its review of the GSAM Sub-Advisory Agreement and the information provided to it, the Board concluded that the GSAM Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the directors’ determinations to approve the GSAM Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by GSAM. Among other things, the Board considered GSAM’s personnel, experience, resources and performance track record of managing a strategy similar to that which will be used for the Fund, its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of the Fund. In addition, the Board considered GSAM’s reputation for management of its investment strategies, its investment-decision making process, its disaster recovery procedures, including cybersecurity risk mitigation, its overall financial condition and ability to carry out its obligations to the Fund, its technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as GSAM’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. Moreover, the Board considered its experience with GSAM who also serves as sub-adviser to other funds of the Company. The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by GSAM.

Investment Performance

The Board considered the investment performance of GSAM as provided by GWCM. The Board reviewed gross of fees performance information of a similar strategy managed by GSAM for the three-month, one-year, three-year, five-year and ten-year periods ended December 31, 2020 as compared against the Fund’s benchmark and the Morningstar intermediate core bond category. The Board noted that GSAM outperformed the Fund’s benchmark and the Morningstar intermediate core bond category for all periods reviewed. The Board considered information provided by GWCM representing that GSAM’s investment strategy and investment performance are complementary to those of the Fund’s other sub-adviser in concluding that it was satisfied with the investment performance of GSAM.

Costs and Profitability

The Board considered the costs of services to be provided by GSAM. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by GWCM to GSAM. In evaluating the sub-advisory fees, the Board considered information regarding GSAM’s standard managed account fee schedule for accounts managed by GSAM in the same investment style as the Fund, along with the fee schedule for one representative account, and noted that, based on the information provided by GSAM, the fee proposed to be charged to GWCM for the Fund was lower than such fee schedules.

The Board also considered the overall financial soundness of GSAM. The Board reviewed the statement of financial condition of GSAM and the profits estimated to be realized by GSAM related to the Fund. Based on the information provided, the Board concluded that the costs of the services to be provided and the profits estimated to be realized were not unreasonable in relation to the nature, extent and quality of the services to be provided.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by GWCM and whether those fees include breakpoints and the current level of Fund assets that will be allocated to

GSAM. Based on the information provided, the Board concluded that the sub-advisory fee schedule reflects an appropriate recognition of economies of scale.

Other Factors

The Board considered that GSAM did not identify any ancillary benefits to be derived from its relationship with the Fund. The Board concluded that the proposed sub-advisory fee was reasonable, taking into account any ancillary benefits to be derived by GSAM.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the GSAM Sub-Advisory Agreement are reasonable and that the approval of the GSAM Sub-Advisory Agreement is in the best interests of the Fund.

OTHER INFORMATION

Great-West Funds sells Fund shares to insurance company separate accounts for certain variable annuity contracts and variable life insurance policies, to individual retirement account custodians or trustees, to plan sponsors of qualified retirement plans, to college savings programs, and to asset allocation funds that are series of Great-West Funds.

The separate accounts of GWL&A and Great-West Life & Annuity Insurance Company of New York (“GWL&A of NY”) are referred to as the “Series Accounts.” Shares of the Fund may be sold to various Series Accounts of GWL&A and GWL&A of NY, which are registered with the SEC as unit investment trusts under the 1940 Act. In addition, shares of the Fund may be sold to various Series Accounts of GWL&A and GWL&A of NY that are not registered with the SEC. Shares of the Fund are sold to the registered and unregistered Series Accounts to fund certain variable annuity contracts and variable life insurance policies. On September 1, 2021, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Shareholders with an ownership interest of 5% or greater in the Fund as of September 1, 2021 were:

Great-West Core Bond Fund – Institutional Class Shares
Record Owner	Address	Percentage
Great-West Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	14.43%
Great-West Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	12.55%
Great-West Lifetime 2025 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	9.04%
Great-West Lifetime 2025 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.89%
Great-West Lifetime 2035 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.68%
Great-West Moderately Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.05%

Great-West Core Bond Fund – Investor Class Shares
Record Owner	Address	Percentage
Future Funds II Series Account	8515 E. Orchard Road, Greenwood Village, CO 80111	47.11%
GWLA COLI-VUL 7 Series Accounts	8515 E. Orchard Road, Greenwood Village, CO 80111	26.00%
GWLA Variable Annuity 2 Series Accounts	8515 E. Orchard Road, Greenwood Village, CO 80111	6.50%

Broker Commissions

During the fiscal year ended December 31, 2020, Great-West Funds paid commissions in the amount of $233,350 to brokers affiliated with GSAM; no commissions were paid by the Fund to brokers affiliated with GSAM.

Principal Underwriter, Administrator, Custodian

GWFS Equities, Inc. (“GWFS”), a wholly-owned subsidiary of GWL&A, is the principal underwriter for Great-West Funds. GWL&A provides recordkeeping and administrative services for Great-West Funds. GWFS and GWL&A are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual and Semi-Annual Reports

Upon request, Great-West Funds will furnish, without charge, a copy of the most recent Annual Report and the most recent Semi-Annual Report to the shareholders of the Fund. Requests should be directed in writing to 8515 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Great-West Funds’ web site at www.greatwestinvestments.com.